UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  January 31, 2007

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into Material Definitive Agreement.

On January 31, 2007, TRC Companies, Inc. (the “Company”) and certain of its subsidiaries (together, “TRC”), the financial institutions named therein (the “Lenders”) and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Agent”), entered into the Fourth Amendment to Credit Agreement (the “Amendment”).  The Amendment modifies certain of the terms under the Credit Agreement by and among TRC, the Lenders and the Administrative Agent dated as of July 17, 2006 by changing the delivery date for the Company’s Fiscal 2006 10-K to on or before February 28, 2007, permitting an investment by the Company in certain real estate located in New Jersey through a joint venture in Center Avenue Holdings, LLC, permitting the Company to receive a loan from the City of Lowell, Massachusetts in connection with the relocation of the Company’s Lowell, Massachusetts office and permitting the divestiture of Omni Environmental, Inc.

The foregoing summary is not intended to be exhaustive and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.11.4.

Item 9.01.         Financial Statements and Exhibits.

Exhibit 10.11.4

Fourth Amendment to Credit Agreement, dated as of January 31, 2007 by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2007	TRC Companies, Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.11.4

Fourth Amendment to Credit Agreement, dated as of January 31, 2007 by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.